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                                G.R. HERBERGER'S, INC.
                                   600 MALL GERMAIN
                                 ST. CLOUD, MN  56301

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, having duly received the Notice of Special Meeting and the Proxy Statement/Prospectus dated January __, 1996, hereby appoints Robert J. Sullivan and Barry T. Ross as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all shares of Common Stock of G.R. Herberger's, Inc. held of record by the undersigned on December __, 1996, at the special meeting of stockholders to be held on __________, January __, 1997, at 600 Mall Germain, St. Cloud, Minnesota at __:__ a.m., and at any adjournments thereof.

1.  PROPOSAL TO ADOPT THE MERGER AGREEMENT.

    [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

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    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON
THE PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.

    Please sign exactly as name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                  Dated:
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                                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                                 CARD PROMPTLY USING THE ENCLOSED ENVELOPE.